EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Schedule A, which Funds are certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended October 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 23, 2023

Schedule A

Eaton Vance Mutual Funds Trust

Report Date	Fund Name (collectively, the “Funds”)

December 28, 2022	Eaton Vance Government Opportunities Fund
December 28, 2022	Eaton Vance Short Duration Government Income Fund
December 20, 2022	Eaton Vance Short Duration High Income Fund
December 22, 2022	Eaton Vance Floating-Rate Advantage Fund
December 20, 2022	Eaton Vance Floating-Rate Fund
December 22, 2022	Eaton Vance Floating-Rate & High Income Fund
December 28, 2022	Eaton Vance Global Bond Fund
December 29, 2022	Eaton Vance Emerging Markets Local Income Fund
December 29, 2022	Eaton Vance Global Macro Absolute Return Advantage Fund
December 29, 2022	Eaton Vance Global Macro Absolute Return Fund
December 29, 2022	Eaton Vance Short Duration Strategic Income Fund
December 28, 2022	Eaton Vance Tax-Managed Equity Asset Allocation Fund
December 22, 2022	Eaton Vance Tax-Managed Global Dividend Income Fund
December 22, 2022	Eaton Vance Tax-Managed Multi-Cap Growth Fund
December 20, 2022	Eaton Vance Tax-Managed Small-Cap Fund
December 22, 2022	Eaton Vance Tax-Managed Value Fund
December 20, 2022	Eaton Vance Emerging and Frontier Countries Equity Fund
December 22, 2022	Eaton Vance Global Income Builder Fund
December 20, 2022	Eaton Vance Global Small-Cap Equity Fund
December 22, 2022	Eaton Vance High Income Opportunities Fund
December 20, 2022	Eaton Vance Multi-Asset Credit Fund
December 20, 2022	Parametric Tax-Managed International Equity Fund

Portfolio financial statements that are included in one or more of the above Funds’ annual reports for the year ended October 31, 2022:

Report Date	Portfolio Name (collectively, the “Portfolios”)

December 22, 2022	Senior Debt Portfolio
December 20, 2022	Eaton Vance Floating Rate Portfolio
December 28, 2022	International Income Portfolio
December 29, 2022	Emerging Markets Local Income Portfolio
December 29, 2022	Global Macro Absolute Return Advantage Portfolio
December 22, 2022	Tax-Managed Multi-Cap Growth Portfolio
December 20, 2022	Tax-Managed Small-Cap Portfolio
December 22, 2022	Tax-Managed Value Portfolio
December 20, 2022	Global Macro Capital Opportunities Portfolio
December 22, 2022	Global Income Builder Portfolio
December 22, 2022	High Income Opportunities Portfolio
December 20, 2022	Tax-Managed International Equity Portfolio
December 29, 2022	Global Macro Portfolio
December 29, 2022	Global Opportunities Portfolio